Exhibit 11.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use of our report dated July 29, 2022, on the financial statements of InnovaQor, Inc. (formerly known as VisualMED Clinical Solutions Corporation) as of December 31, 2021 and 2020 and for the years then ended included herein on the Regulation A Offering Statement of InnovaQor, Inc. on Form 1-A.

We also consent to the reference to our firm under the caption “Experts”.

/s/ Haynie & Company

Salt Lake City, Utah

October 27, 2022